Exhibit 3.15

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

June 16, 2000

The State Corporation Commission has found the accompanying articles submitted on behalf of

STRATEGIC BUSINESS SYSTEMS OF VIRGINIA, INC.

to comply with the requirements of law, and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective June 16, 2000.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:	/s/ T.V. Morrison Jr.
Commissioner

CORPACPT

ARTICLES OF INCORPORATION

OF

STRATEGIC BUSINESS SYSTEMS OF VIRGINIA, INC.

ARTICLE ONE

1.1	Name. The name of the Corporation is STRATEGIC BUSINESS SYSTEMS OF VIRGINIA, INC. (hereinafter referred to as the “Corporation”)

ARTICLE TWO

2.1	Continuity. The Corporation will have a perpetual existence.

ARTICLE THREE

3.1	Registered Office. The registered Virginia office of the Corporation is located in Fairfax City at 10555 Main Street. Suite 450, Fairfax, Virginia 22030.

3.2	Registered Agent. The name and address of the registered agent for the Corporation are Richard John Ruddy. Jr., 10555 Main Street, Suite 450, Fairfax, Virginia 22030. Mr. Ruddy is a resident of Virginia and an active member of the Virginia State Bar.

ARTICLE FOUR

4.1	Purposes. The Corporation is formed for the following purposes: (1) to engage in any and all aspects of computer consulting; (2) to conduct any and all lawful business specified as powers in Article 5 herein; and (3) to conduct any and all lawful business permitted by the laws of Virginia and which is not required to be specifically described herein.

ARTICLE FIVE

5.1	Powers. The Corporation shall have the power:

(a) To have perpetual succession by its corporate name;

(b) To sue and be sued, complain and defend, in its corporate name;

(c) To have a corporate seal, which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced, but failure to use the corporate seal shall not affect the validity of any instrument;

(d) To purchase, take, receive, lease, take by gift, devise, or bequest, or otherwise acquire, own, hold, improve, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated;

(e) To sell, convey, mortgage, pledge, lease, exchange, transfer, and otherwise dispose of all or any part of its property and assets;

(f) To lend money to. and otherwise assist, its employees, officers and directors;

(g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge, or otherwise dispose of. and otherwise use and deal in and with, shares or other interests in, or obligations of, other corporations organized under the laws of the Commonwealth of Virginia, of foreign corporations, and of associations, partnerships, or individuals, direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality, or of any instrumentality thereof;

(h) To make contracts and guarantees and incur liabilities, to borrow money at such rates of interest as the Corporation may determine without regard to the restrictions of any usury law; to issue its notes, bonds, and other obligations; and to secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income;

(i) To invest and reinvest its surplus funds, lend money from time to lime in any manner which may be appropriate to enable it to carry on the operations or fulfill the purposes specified in its charter, and to take and hold real and personal property as security for the payment of funds so invested or loaned;

(j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this charter within and without the Commonwealth of Virginia and to exercise in any state, territory, district, colony, or possession of the United States, or in any foreign country, the powers granted by this charter, subject to the laws of such state, territory, district, colony, or possession of the United States, or such foreign country:

(k) To elect directors or appoint officers and agents of the Corporation, and to define their duties and fix their compensation;

(I) To make and alter bylaws, not inconsistent with its Articles Of Incorporation or with the laws of the Commonwealth of Virginia, for the administration and regulation of affairs of the Corporation;

(m) To make contributions to charitable organizations, subject to the applicable limitations and restrictions of the laws of the Commonwealth of Virginia:

(n) To cease its corporate activities and surrender its corporate franchise;

(o) To purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer, or otherwise dispose of its own slock, bonds, notes, and other obligations and securities, subject to applicable limitations and restrictions of the laws of the Commonwealth of Virginia;

(p) To be a promoter, partner, member, associate, or manager of any partnership, limited liability company, joint venture or enterprise;

(q) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its current or former directors, officers, employees and agents of the Corporation or any of its subsidiaries;

(r) To have and exercise all powers not inconsistent with law which are necessary or convenient to effect any or all of the purposes for which the Corporation is formed; and

(s) To have and exercise all powers conferred upon business corporations organized under the Virginia Stock Corporation Act and which are not required to be specifically described herein.

ARTICLE SIX

6.1	Voting Common Stock. The Corporation is authorized to issue 2,500 shares of voting common stock with a par value of $1 per share.

6.2	Non-Voting Common Stock. The Corporation is authorized to issue 2,500 shares of non-voting common stock with a pa value of $1 per share.

6.3

Preemptive Rights, Each share of stock of the Corporation shall entitle the holder thereof to a preemptive right, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of stock of the same class of the Corporation or any equity and/or voting shares of stock of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of stock of the same class of the Corporation or of equity and/or voting shares of any class of stock of the Corporation or for the purchase of any shares of stock, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase or otherwise acquire shares of stock of the same class of the Corporation or equity and/or voting shares of stock of any class of the Corporation, whether now or hereafter authorized or created, whether having unissued or treasury status, and whether the proposed issue, reissue, transfer, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares of stock, rights, options, bonds, securities, or obligations of the Corporation may be issued, reissued, transferred, or granted by the Board of Directors, as the case may be, to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine. As used herein, the terms “equity shares” and “voting shares” shall mean, respectively, shares of stock which confer unlimited dividend rights and shares of stock which confer unlimited voting rights in the election of one or more directors.

ARTICLE SEVEN

7.1	Directors. The Board of Directors of the Corporation will be composed of one Director. The Director of the Corporation will be Scott B. Podmilsak, 12248 Westwood Hills Drive, Herndon, VA 22071.

ARTICLE EIGHT

8.1	Indemnification. Corporation shall, to the fullest extent permitted by the provisions of the Virginia Stock Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.2	Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the Virginia Stock Corporation Act of the Commonwealth of Virginia, as the same may be amended and supplemented.

ARTICLE NINE

9.1	Amendment of Bylaws. The Bylaws of the Corporation may only be amended or repealed by the Shareholders of the Corporation.

ARTICLE TEN

10.1	Incorporators. The name and mailing address of the Incorporator is: Richard John Ruddy, Jr., 10555 Main Street, Suite 450, Fairfax, Virginia 22030.

ARTICLE ELEVEN

11.1	Severability. Each Article and Section contained in these Articles of Incorporation is considered independent of the other Articles and Sections.

INCORPORATOR:

/s/ Richard John Ruddy, Jr.
Richard John Ruddy, Jr.

Dated:	6/5/00

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

December 27, 2001

The State Corporation Commission has found the accompanying articles submitted on behalf of

STRATEGIC BUSINESS SYSTEMS. INC. (formerly STRATEGIC BUSINESS SYSTEMS OF VIRGINIA, INC.)

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective December 27, 2001, at 09:07 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:	/s/ T.V. Morrison Jr.
Commissioner

ARTICLES OF AMENDMENT

OF

STRATEGIC BUSINESS SYSTEMS OF VIRGINIA. INC.

Pursuant to the provisions of Section 13.1-705 of the 1950 Code of Virginia, as amended, the undersigned corporation, by its President and Secretary, sets forth as follows:

(a)        The name of the Corporation is STRATEGIC BUSINESS SYSTEMS OF VIRGINIA, INC.

(b)        Paragraph 1.1 of the Articles of Incorporation is replaced with the following new paragraph 1.1:

“1.1	Name. The name of the Corporation is STRATEGIC BUSINESS SYSTEMS, INC. (hereinafter referred to as the “Corporation”).”

(c)        Paragraph 6.3 of the Articles of incorporation is deleted.

(d)        The amendment was adopted on 10-24-2001.

(d)        The amendment was approved by the unanimous consent of the shareholders and directors.

Executed on the 24th day of October, 2001.

STRATEGIC BUSINESS SYSTEMS OF VIRGINIA, INC.

By:	/s/ Scott B. Podmilsak
President

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, MAY 8, 2007

The State Corporation Commission has found the accompanying articles submitted on behalf of

STRATEGIC BUSINESS SYSTEMS, INC.

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective May 8, 2007.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:	/s/ Mark C. Christie
Commissioner

ARTICLES OF AMENDMENT

OF

STRATEGIC BUSINESS SYSTEMS, INC.

Pursuant to Section 13.1-705 of the Virginia Stock Corporation Act, the undersigned corporation, by its President, executes the following Articles of Amendment and sets forth as follows:

1.        The name of the corporation is Strategic Business Systems. Inc. (the “Corporation”).

2.        Section 6.1 of the Articles of Incorporation of the Corporation is deleted in its entirety and replaced with the following Section 6.1:

  “6.1        Voting Common Stock.    The Corporation is authorized to issue up to 2,000,000 shares of voting common stock with a par value of $0.01 per share.”

3.        Section 6.2 of the Articles of Incorporation of the Corporation is deleted in its entirety and replaced with the following Section 6.2:

  “6.2        Non-Voting Common Stock.    The Corporation is authorized to issue up to 2,000,000 shares of non-voting common stock with a par value of S0.01 per share.”

4.        The foregoing amendment was adopted on April 11, 2007.

5.        The amendment was approved by the unanimous consent of the shareholders and directors of the Corporation.

  Executed this 11 day of April, 2007.

STRATEGIC BUSINESS SYSTEMS, INC.

By:	/s/ Scott B. Podmilsak
Name: Scott B. Podmilsak
Title: President

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND MARCH 11 2008

The State Corporation Commission has found the accompanying articles submitted on behalf of

STRATEGIC BUSINESS SYSTEMS, INC.

to comply with the requirements of law and confirms payment of all required fees Therefore it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission effective March 11 2008

The corporation is granted the authority conferred on it by law in accordance with the articles subject to the conditions and restrictions imposed by law

STATE CORPORATION COMMISSION

By:	/s/ Mark C. Christie
Commissioner

08-03-11-0507

ARTICLES OF AMENDMENT

OF

STRATEGIC BUSINESS SYSTEMS, INC.

Pursuant to Section 13.1-705 of the Virginia Stock Corporation Act, the undersigned corporation, by its President, executes the following Articles of Amendment and sets forth as follows:

1.         The name of the corporation is Strategic Business Systems, Inc. (the “Corporation”).

2.        Section 7.1 of the Articles of Incorporation of the Corporation is deleted in its entirety and replaced with the following Section 7.1:

  “7.1        Directors.    The Board of Directors of the Corporation will be composed of two Directors. The number of directors may be increased or decreased from time to time by amendment to the Corporation’s bylaws.”

3.        The foregoing amendment was adopted on March 7, 2008.

4.        The amendment was approved by the unanimous consent of the shareholders and directors of the Corporation.

  Executed March 7, 2008.

STRATEGIC BUSINESS SYSTEMS, INC.

By:	/s/ Scott B. Podmilsak
	Name:	Scott B. Podmilsak
	Title:	President